Exhibit 19.1

Last Updated: October 3, 2024
Insider Trading Policy

TABLE OF CONTENTS

1.
Purpose and Policy
2.
Persons Subject to this Policy
3.
Transactions Subject to this Policy
4.
Definition of Material Information
5.
Definition of Nonpublic Information
6.
Prohibited Activities
7.
Restrictions on Certain Transactions
8.
Trading Blackout Periods for Restricted Persons
9.
Pre-Clearance Requirements for Restricted Persons
10.
Certain Transactions Not Subject to Trading Restrictions
11.
Rule 10b5-1 Trading Plans
12.
Post-Termination Transactions
13.
Enforcement
14.
General

Appendix A – Guidelines for Rule 10b5-1 Trading Plans

1.
PURPOSE AND POLICY
1.1
The purpose of this Insider Trading Policy (this “Policy”) is to establish guidelines and procedures regarding transactions in securities of STAAR Surgical Company (the “Company”) in furtherance of Federal and state laws that prohibit purchasing, selling, or making other transfers of securities on the basis of “material nonpublic” information (commonly known as “insider trading”). This Policy is designed to protect the Company and Company Insiders (as defined below) from insider trading violations, or allegations of such violations, and to protect the Company’s reputation for adhering to the highest ethical standards.
1.2
It is the policy of the Company that all transactions in Company securities comply with applicable insider trading laws. As set forth herein, this Policy prohibits Company Insiders from (i) trading in Company securities while aware of material nonpublic information; (ii) trading in securities of another company while aware of material nonpublic information relevant to that company when that information was obtained as a result of the applicable Company Personnel’s employment or other relationship with the Company; and (iii) “tipping” material nonpublic information. This Policy also establishes procedures intended to prevent insider trading by prohibiting certain Company Insiders from trading in Company securities during trading “blackout periods” and by requiring “pre-clearance” from the Office of General Counsel. From time to time, the Company may engage in transactions in its own securities. It is the Company’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Company securities.

2.
PERSONS SUBJECT TO THIS POLICY
2.1
This Policy applies to the following persons, collectively referred to as “Company Insiders”:
2.1.1
All directors, officers, and employees of the Company and its subsidiaries, and any contractors or consultants who may be provided access to material nonpublic information, whom the Company has notified as such (collectively referred to as the “Company Personnel”);
2.1.2
Family members of the Company Personnel who reside with the Company Personnel, anyone else who lives in the Company Personnel’s household, and any family members who do not live in the Company Personnel’s household but whose transactions in the Company securities are directed by the Company Personnel or are subject to the influence or control of Company Personnel, such as parents or children who consult with Company Personnel before they trade in the Company securities (collectively referred to as “Family Members”); and
2.1.3
Corporations, trusts, or other entities controlled, influenced or managed by the Company Personnel or their Family Members (collectively referred to as “Controlled Entities”).
2.2
Company Personnel are responsible for ensuring the transactions of their Family Members and Controlled Entities comply with this Policy and should treat them as if they were for the Company Personnel’s own account for the purposes of this Policy and applicable securities laws. Company Personnel should make their Family Members confer with the Company Personnel before they trade in Company securities.
2.3
Directors, officers subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) (together with directors, “Section 16 Persons”), and certain other Company Personnel who are so designated (and notified) from time to time by the Office of General Counsel as well as the respective Family Members and Controlled Entities of such persons (all such persons and entities, “Restricted Persons”) are subject to additional restrictions and requirements set forth in Sections 8 and 9 of this Policy. The list of Restricted Persons is updated periodically by the Office of General Counsel in consultation with the Chief Financial Officer.
3.
TRANSACTIONS SUBJECT TO THIS POLICY
3.1
Except as specifically set forth below, this Policy applies to all transactions by Company Insiders in the Company’s securities, including stock (common and preferred, including any stock acquired upon exercise or settlement of equity awards pursuant to Company stock plans), options to purchase stock, warrants, bonds, notes, debentures, convertible instruments, put or call options (i.e., exchange-traded options or swaps), whether or not issued by the Company, or other similar instruments.
3.2
For purposes of this Policy, the term “trade” or “trading” and “transactions” means broadly any purchase, sale or other transaction to acquire, transfer or dispose of securities and include, among other things:
•
purchases and sales of Company securities in public markets or private transactions;

•
sales of Company securities obtained through the exercise of employee stock options granted by the Company, including broker‐assisted cashless exercise (i.e., the broker selling some or all of the shares underlying the option on the open market);
•
making gifts of Company securities (including charitable donations); or
•
using Company securities to secure a loan.

3.3
This Policy also applies to all transactions in the securities of another public company made by a Company Insider while aware of material nonpublic information relevant to that company, where that information was obtained by virtue of the person’s employment or other relationship with the Company, as explained in Section 6.1.2 below.

4.
DEFINITION OF MATERIAL INFORMATION
4.1
Information is generally considered “material” if a reasonable investor would consider it important in deciding whether to buy, sell or hold a security. The information may be positive or negative, concern the Company or another company, and concern historical facts or projections and forecasts. Materiality is based on an assessment of all of the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. In general, any information that is likely to affect the market price of securities, whether positively or negatively, should be treated as material.
4.2
Examples of material information may include, but are not limited to:
•
quarterly or annual financial results;
•
guidance on earnings estimates, significant variances in results from previous guidance and changing or confirming such guidance on a later date or other projections of future financial performance;
•
extraordinary borrowing or liquidity problems;
•
changes in control;
•
changes in directors, senior management, or auditors;
•
information about current, proposed, or contemplated transactions, business plans, financial restructurings, acquisition targets, or significant expansions or contractions of operations;
•
changes in dividend policies, the declaration of a stock split, or the proposed or contemplated issuance, redemption, or repurchase of securities;
•
material defaults under agreements or actions by creditors, clients, or suppliers relating to a company’s credit rating;
•
information about major contracts;
•
gain or loss of a significant customer or supplier;
•
major new products or designs, significant advances in product development, or price changes on major products;
•
a new cybersecurity risk or cybersecurity incident, whether known to be critical or potentially significant;
•
major marketing changes;
•
the interruption of production or other aspects of a company’s business as a result of an accident, fire, natural disaster, or breakdown of labor negotiations or any major shutdown;
•
labor negotiations;

•
product recalls;
•
major environmental incidents;
•
bankruptcy or liquidity concerns or developments; and
•
institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings.

The above list is only illustrative, and depending on the circumstances, other information may be considered “material.”

4.3
If a securities transaction becomes the subject of scrutiny, it will be viewed after-the-fact with the benefit of hindsight. Company Insiders should keep in mind that rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) provide that the mere fact that a person is aware of the information is a bar to trading. It is no excuse that such person’s reasons for trading were not based on the information.
4.4
If a Company Insider is unsure whether particular nonpublic information is material, he or she should either consult with the Office of General Counsel or treat the information as material (and not trade).
5.
DEFINITION OF NONPUBLIC INFORMATION
5.1
Information is considered “nonpublic” if it is not generally known or available to the public. The Company considers information to be public only when:
5.1.1
The information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed by the Company in a press release through a widely disseminated news or wire service, the Company’s public filing with the SEC or otherwise in accordance with the SEC Regulation FD.
5.1.2
The information disseminated is some form of “official” announcement or disclosure by the Company (in the case of information about the Company). The fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate.
5.1.3
Sufficient time has elapsed to allow the information to be absorbed by the market. The investment market needs time to absorb and evaluate the information (as a general rule, this is deemed to occur when two full trading days have elapsed following public disclosure).
5.2
A “trading day” is a day on which the Nasdaq Stock Market is open for business and trading in the stock of the Company has not been suspended for any reason. For example, if the Company discloses material nonpublic information before the market opens on a Monday, Company Insiders may trade in Company securities starting on Wednesday of that week, because two full trading days would have elapsed by then. If, however, the Company discloses material nonpublic information after the market opens on Monday, Company Insiders may not trade in the Company securities until Thursday (two full trading days after the Company’s disclosure).
5.3
If a Company Insider is not sure whether information is considered public, he or she should either consult with the Office of General Counsel or treat the information as nonpublic (and not trade).

6.
PROHIBITED ACTIVITIES
6.1
To comply with applicable insider trading laws, the Company prohibits the following activities:
6.1.1
Trading in Company securities while aware of material nonpublic information. Company Insiders may not engage in any transaction in the Company’s securities while aware of material nonpublic information about the Company. It makes no difference whether or not the trader relied upon or used material nonpublic information in deciding to trade – if a Company Insider is aware of material non-public information about the Company, the prohibition applies.
6.1.2
Trading in securities of another company while aware of material nonpublic information. Company Insiders may not engage in any transaction in the securities of another company while aware of material nonpublic information relevant to that company, including, without limitation, any Company customers, distributors, vendors, suppliers, collaborators, partners, or competitors, when that information was obtained as a result of the applicable Company Personnel’s employment or other relationship with the Company.
6.1.3
“Tipping” of material nonpublic information. Company Insiders may not pass or otherwise disclose material nonpublic information about the Company or another company to any other person (including family members), and Company Insiders may not suggest that anyone purchase, sell, gift, or otherwise trade any company’s securities on the basis of material nonpublic information. This practice, known as “tipping,” also violates the securities laws and can result in the same civil and criminal penalties that apply if the Company Insider engages in insider trading directly, even if such person did not trade and did not gain any benefit from trading. Persons with whom a Company Insider has a history, pattern or practice of sharing confidences—such as family members, close friends and financial and personal counselors—may be presumed to act on the basis of information known to such Company Insider; therefore, special care should be taken so that material nonpublic Information is not disclosed to such persons.
6.2
The prohibition on tipping does not restrict legitimate business communications to Company Personnel who require the information in order to perform their business duties. Material nonpublic information, however, should not be disclosed to persons outside the Company unless the Company Personnel is specifically authorized to disclose such information and such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company (including, in some cases and if appropriate, a written confidentiality agreement).
6.3
In addition, Company Personnel are prohibited from participating as an “expert,” consultant, advisor and/or in any capacity for an “expert network” and/or any other outside firm which compensates individuals for speaking with investors and other investment professionals. This prohibition is designed to protect the Company, its stockholders and the Company Personnel. Indeed, United States criminal authorities and the SEC have prosecuted numerous public company employees who received monetary compensation by expert networks to speak with investors and disclose confidential company information which investors then used for trading purposes.

7.
RESTRICTIONS ON CERTAIN TRANSACTIONS
7.1
The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if Company Insiders engage in certain types of transactions. Accordingly, it is the Company’s policy to apply additional restrictions to the following transactions:
7.1.1
Short-Term Trading. Short-term trading of Company securities may unduly focus Company Personnel on the Company’s short-term stock market performance instead of the Company’s long-term business objectives and may be time-consuming and distracting to the person. Frequent trading in Company securities can also create an appearance of wrongdoing even if the decision to trade was based solely on public information such as stock price ranges and other market events. For all of these reasons, any director or executive officer of the Company who purchases any Company securities from the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa), and all other Company Personnel are strongly discouraged from frequent trading in Company securities for short-term trading profits.
7.1.2
Standing and Limit Orders. Standing and limit orders create heightened risks for insider trading violations because there is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction after a Company Insider has come into possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company securities. If a Company Insider determines that they must use a standing order or limit order, the order should be limited to two trading days in duration and must be pre-approved by the Office of General Counsel.
7.1.3
Speculative Transactions. It is against Company policy for a Company Insider to engage in speculative transactions in Company securities. As such, Company Insiders are prohibited from trading in options, warrants, puts and calls or similar instruments in Company securities, or sell Company securities short. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller lacks confidence in the Company or its short‐term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance.
7.1.4
Hedging Transactions. Company Insiders are prohibited from engaging in any transactions (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
7.1.5
Pledging and Trading on Margin. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, Company Insiders are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan without first obtaining pre-clearance. Request for pre-clearance must be submitted to the Office of General Counsel at least two weeks in advance. The General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of the Company’s securities held by the person making the request and the financial capacity of the person making the request to repay the loan without resorting to the pledged securities. In addition, directors and officers who have their compensation disclosed in the Company’s annual proxy statement should be aware that the Company is required to disclose in its annual proxy statement the number of Company securities that directors and such officers and their Family Members and Controlled Entities have pledged as collateral.
8.
TRADING BLACKOUT PERIODS FOR RESTRICTED PERSONS
8.1
All Restricted Persons are prohibited from trading in Company securities during quarterly blackout periods and special blackout periods, regardless of whether they are then actually aware of material nonpublic information. The restrictions summarized in this Section 8 do not apply to a pre-existing Rule 10b5-1 Trading Plan (as defined below), but any such Rule 10b5-1 Trading Plan is subject to the preclearance and other restrictions set forth below and in Appendix A, “Guidelines for Rule 10b5-1 Trading Plans.”
8.1.1
Quarterly Blackout Periods. Generally, a quarterly blackout period with respect to each fiscal quarter starts at 12:00 am ET on the 15th day of the last month of each fiscal quarter and ends after two full trading days have elapsed following the release of the Company’s earnings results for the previous fiscal quarter (the period of time between quarterly blackout periods is referred to as a “Window Period”). Generally, all pending purchase and sale orders regarding Company securities that could be, but have not been, executed must be cancelled before a quarterly blackout period begins. However, even when no quarterly blackout period is in effect, Restricted Persons may not trade in Company securities if they are aware of material nonpublic information about the Company, and Restricted Persons must preclear all transactions in Company securities as discussed in Section 9 below.
8.1.2
Special Blackout Periods. From time to time, other types of material nonpublic information regarding the Company (such as negotiation of mergers, acquisitions or dispositions or new product developments) may be pending and not be publicly disclosed. In such events, while such material nonpublic information is pending, the Company may impose special blackout periods and prohibit trading in the Company’s securities. Any person made aware of an event-specific blackout shall not trade in the Company’s securities while the suspension is in effect, and shall not disclose the existence of the blackout to anyone else inside or outside the Company. Although these blackouts will generally arise because the Company is involved in a highly sensitive transaction, event, or incident, they may be declared for any reason at any time and without prior notice.
8.2
Under certain very limited circumstances, a person subject to a trading blackout may be permitted to trade during the applicable blackout period for a legitimate hardship exemption, but only if the General Counsel concludes that the person does not in fact possess material nonpublic information. Hardship exemptions are granted infrequently and only in exceptional circumstances.

9.
PRE-CLEARANCE REQUIREMENTS FOR RESTRICTED PERSONS
9.1
All Restricted Persons must receive pre-clearance from the General Counsel (or his or her delegate) prior to executing any transactions in the Company securities. All requests for preclearance must be submitted to the Office of General Counsel (or, in the case of the General Counsel, to the Chief Financial Officer) by email in advance of the proposed transaction. Restricted Persons are encouraged to submit requests at least two trading days prior to the proposed transaction. For any transactions requiring preclearance under Section 7.1.5, all requests must be submitted at least two weeks in advance.
9.2
When a request for preclearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should confirm in such email request that he/she is not in possession of any material nonpublic information. The requestor should also indicate whether he or she has effected any non‐exempt “opposite‐way” transactions (e.g., sales and purchases) within the past six months, and should be prepared to report the proposed transaction to the SEC on a Form 4 or Form 5 as appropriate. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale.
9.2.1
If a proposed transaction is approved, the transaction must be executed within five trading days after the approval is obtained, but regardless may not be executed if the Restricted Person becomes aware of material nonpublic information concerning the Company after receiving pre-clearance but before the trade has been executed. If a transaction is not completed within the period described above, the transaction must be approved again before it may be executed.
9.2.2
If a proposed transaction is not approved, the Restricted Person should not inform anyone within or outside of the Company of the restriction. For the avoidance of doubt, there should be no presumption that the General Counsel will grant any or all pre-clearance requests and there shall be no obligation to inform the requestor of the reasons for any request approval or denial.
9.3
In addition, the timely reporting of transactions by Section 16 Persons under SEC rules requires a tight interface with brokers. A knowledgeable, alert broker can act as a gatekeeper, helping ensure compliance with the Company’s pre-clearance procedures and helping prevent inadvertent violations. It is incumbent on Section 16 Persons to use knowledgeable brokers that understand SEC rules, and Section 16 Persons should to provide a copy of this Policy to their broker.
10.
CERTAIN TRANSACTIONS NOT SUBJECT TO TRADING RESTRICTIONS
10.1
The prohibition on trading in the Company’s securities set forth in Section 6 above does not apply to the transactions described below, except as specifically noted:
10.1.1
Stock Option Exercises. The exercise of stock options pursuant to Company plans if no shares are to be sold; provided, however, a “net exercise” (i.e., the use of the underlying shares to pay the exercise price and/or tax withholding obligations) by Restricted Persons, is subject to pre-clearance procedures described in Section 9. This exception does not apply to option activity that involves transactions with or into the market (e.g., market sales of any shares issued upon exercise of an option and cashless exercises of options).

10.1.2
Restricted Stock Awards and Restricted Stock Units Vesting and Settlement. The vesting of restricted stock awards, the vesting or settlement of restricted stock units or the withholding of shares to satisfy a tax withholding obligation upon the vesting of restricted stock awards or restricted stock units. This exception does not apply to the market sale of restricted stock or shares of stock received upon vesting and settlement of restricted stock units.
10.1.3
Certain Transfers. Transferring securities to an entity that does not involve a change in the beneficial ownership of the securities (e.g., transferring shares from one brokerage account to another brokerage account controlled by the Company Insider).
10.1.4
Rule 10b5-1 Plans. The execution of transactions pursuant to a trading plan that complies with SEC Rule 10b5-1 and which has been approved by the Office of General Counsel. See Section 11 below.
10.1.5
Public Offering. Sales of the Company’s securities as a selling stockholder in a registered public offering, including a “synthetic secondary” offering, in accordance with applicable securities laws.
10.1.6
Transactions with the Company. Any other purchase of Company securities from the Company or sales of Company securities to the Company in accordance with applicable securities and state laws.
10.1.7
Mutual Funds. Transactions in mutual funds that are invested in Company securities are not transactions subject to this Policy as long as (i) the Company Insider does not control the investment decisions on individual stocks within the fund or portfolio and (ii) the Company securities do not represent a substantial portion of the assets of the fund or portfolio.
11.
RULE 10B5-1 TRADING PLANS

The SEC has established Rule 10b5‐1(c) under the Exchange Act that provides an affirmative defense against insider trading liability if trades occur pursuant to a written plan, contract, instruction, or arrangement that meets the specified conditions thereunder (a “Rule 10b5-1 Trading Plan”). Transactions under a Rule 10b5-1 Trading Plan may occur even when the person who has entered into the plan is aware of material nonpublic information. In addition to complying with the requirements of Rule 10b5-1(c) under the Exchange Act, under this Policy, the adoption, amendment or termination of a Rule 10b5-1 Trading Plan must meet the requirements set forth in Appendix A, “Guidelines for Rule 10b5-1 Trading Plans.” For the avoidance of doubt, the restrictions and requirements set forth in Sections 8 and 9 of this Policy do not apply to transactions under a Rule 10b5‐1 Trading Plan that has been reviewed and approved in accordance with this Policy.

12.
POST-TERMINATION TRANSACTIONS

This Policy continues to apply to transactions in Company securities or securities of another public company even after termination of the Company Insider’s service to the Company if such person is in possession of material nonpublic information when such person’s service terminates until such time as that information has become public or is no longer material. In all other respects, the procedures set forth in this Policy will cease to apply to a Company Insider’s transactions following the termination of the related Company Personnel’s service to the Company, unless the Company Insider is subject to a trading blackout period (as set forth in Section 8 above) and such termination of service occurs while such trading blackout is ongoing, in which case this Policy will cease to apply to the Company Insider upon the end of such blackout period.

13.
ENFORCEMENT

Failure to comply with this Policy may subject the Company Personnel to disciplinary action by the Company, including dismissal for cause, whether or not the person’s failure to comply results in a violation of law. In addition, insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities, as well as enforcement authorities in foreign jurisdictions. Individuals found liable for insider trading could face severe penalties, including significant fines and imprisonment. In addition, companies and other “controlling persons” could face liabilities if they fail to take reasonable steps to prevent insider trading by company personnel.

14.
GENERAL
14.1
Company Personnel shall be subject to periodic training and education on this Policy. Any questions about this Policy, its application to a proposed transaction, or the requirements of applicable laws should be directed to the Office of General Counsel. Company Personnel should also refer suspected violations of this Policy to the Office of General Counsel. Company Personnel may also report suspected violations of this Policy through the Company's Global Ethics Hotline at secure.ethicspoint.com.
14.2
This Policy shall be reviewed periodically by the Company’s Board of Directors, and any changes hereto shall be subject to approval by the Board of Directors.

Appendix A

Guidelines for Rule 10b5-1 Trading Plans

As discussed in the Policy, Rule 10b5-1 provides an affirmative defense from insider trading liability. In order to be eligible to rely on this defense, Company Insiders must enter into a written trading plan (a “Plan”) for transactions in Company securities that meets certain conditions specified in Rule 10b5-1. Capitalized terms used in these guidelines without definition have the meaning set forth in the Policy.

These guidelines are in addition to, and not in lieu of, the requirements and conditions of Rule 10b5-1. The Office of General Counsel will interpret and administer these guidelines for compliance with Rule 10b5-1, the Policy and the requirements below. No personal legal or financial advice is being provided by the Office of General Counsel regarding any Plan or proposed trades. Company Insiders remain ultimately responsible for ensuring that their Plans and contemplated transactions fully comply with applicable securities laws. It is recommended that Company Insiders consult with their own attorneys, brokers, or other advisors about any contemplated Plan. Note that for any Section 16 Person, the Company is required to disclose the material terms of his or her Plan (and may be required to disclose the material terms of any Plans of Family Members and Controlled Entities of such persons), other than with respect to price, in its periodic report for the quarter in which the Plan is adopted or terminated or modified (as described below).

1.
Pre-Clearance Requirement. The Plan must be reviewed and approved in advance by the Office of General Counsel (or, in the case of the General Counsel, by the Chief Financial Officer) at least five Trading Days prior to the entry into the Plan in accordance with the procedures set forth in the Policy and these guidelines. The Company may require that Restricted Persons use a standardized form of Plan.
2.
Time of Adoption. Subject to pre-clearance requirements described above, Company Insiders may enter into a Plan only at a time (i) when the Company Insider is not aware of any material nonpublic information; and (ii) if the Company Insider is subject to trading blackout periods, during an open Window Period.
3.
Plan Instructions. Any Plan must be in writing, signed, and either: (i) specify the amount, price and date of the sales (or purchases) of Company securities to be effected; (ii) provide a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which when to sell (or purchase) the securities; or (iii) delegate decision-making authority with regard to these transactions to a broker or other agent without any material nonpublic information about the Company or its securities. For the avoidance of doubt, Company Insiders may not subsequently influence how, when, or whether to effect purchases or sales with respect to the securities subject to an approved and adopted Plan.
4.
No Hedging. Company Insiders may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the Plan and must agree not to enter into any such transaction while the Plan is in effect.
5.
Good Faith Requirements. Company Insiders must enter into the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1, and Company Insiders must act in good faith with respect to the Plan for the entirety of its duration.

A-1

6.
Certifications for Section 16 Persons. Section 16 Persons and their Family Members and Controlled Entities that enter into Plans must certify that they are: (i) not aware of any material nonpublic information about the Company or the Company securities; and (ii) adopting the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the Exchange Act.
7.
Cooling Off Periods. The first trade under the Plan may not occur until the expiration of a cooling-off period. For Section 16 Persons (as well as their Family Members and Controlled Entities), trading under a Plan may not commence until the later of (1) two business days following the filing of the Company’s Form 10-Q or Form 10-K for the completed fiscal quarter in which the Plan was adopted and (2) 90 calendar days after adoption of the Plan; provided, however, that the required cooling-off period shall in no event exceed 120 days. For all other persons, trading under a Plan may not commence until 30 days after adoption of the Plan.
8.
No Overlapping Rule 10b5-1 Trading Plans. Company Insiders may not enter into overlapping Plans (subject to certain exceptions). Please consult the Office of General Counsel with any questions regarding overlapping Plans.
9.
Single Transaction Plans. Company Insiders may not enter into more than one Plan designed to effect the open-market purchase or sale of the total amount of securities as a single transaction during any rolling 12-month period (subject to certain exceptions). Please consult the Office of General Counsel with any questions regarding single transaction Plans.
10.
Modifications. Modifications of an existing Plan are strongly discouraged due to legal risks, and can affect the validity of trades that have taken place under the Plan prior to such modification. Under Rule 10b5-1 and these guidelines, any modification to the amount, price, or timing of the purchase or sale of the securities underlying the Plan will be deemed to be a termination of the current Plan and adoption of a new Plan. Company Insiders considering administerial changes to a Plan, such as changing the account information, should consult with the Office of General Counsel in advance to confirm that any such change does not constitute an effective termination of the plan and adoption of a new plan.

As such, the modification/amendment of an existing Plan must be reviewed and approved in advance by Office of General Counsel in accordance with pre-clearance procedures set forth in the Policy and these guidelines, and will be subject to all the other requirements set forth in Sections 1-9 of these guidelines regarding the adoption of a new Plan.

11.
Terminations. Terminations of an existing Plan also create legal risks, and can affect the validity of trades that have taken place under the Plan prior to such termination. The termination (other than through an amendment or modification) of an existing Plan must be reviewed and approved in advance by the Office of General Counsel in accordance with pre-clearance procedures set forth in the Policy and these guidelines. Except in limited circumstances, the Office of General Counsel will not approve the termination of a Plan unless (i) the Company Insider that has entered into the Plan is not aware of any material nonpublic information; and (ii) If such Company Insider is subject to trading blackout periods, the Window Period is open.

A-2